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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 20, 2001

                               DIRECT FOCUS, INC.
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             (Exact name of registrant as specified in its charter)

         Washington                    000-25867                 94-3002667
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(State or other jurisdiction of       (Commission             (I.R.S. Employer
       incorporation)                 File Number)           Identification No.)


                              1400 NE 136th Avenue
                           Vancouver, Washington 98684
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              (Address of principal executive offices and Zip Code)

                                 (360) 694-7722
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported by Direct Focus, Inc. (the "Company") on a Form 8-K filed October 4, 2001, the Company, through wholly-owned direct and indirect subsidiaries, acquired the receivables, inventories, fixed assets, certain intangible assets and the foreign subsidiaries of the fitness equipment division (the "Fitness Division") of Schwinn/GT Corp. and its affiliates ("Schwinn") on September 20, 2001 for a cash purchase price of approximately $67.5 million, including acquisition costs. The Fitness Division was acquired through a bankruptcy auction in the United States Bankruptcy Court for the District of Colorado, which auction was completed on September 12, 2001. The Company's bid for the Fitness Division was submitted as part of a $151 million bid with Pacific Cycle, LLC, which was awarded the right to purchase Schwinn's cycling division through the Chapter 11 proceeding. Schwinn filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on July 16, 2001.

The acquired assets include property, plant, equipment and other property used to manufacture, assemble, distribute and sell fitness equipment including upright stationary bicycles, recumbent stationary bicycles, treadmills, elliptical machines, stair-climbing machines, and individual and group strength training equipment. The Company intends to continue to use the acquired assets for these purposes.

The purchase price for the Fitness Division was determined in the court auction. The Company's bid was formulated on the basis of historical and projected financial performance. The Company financed the acquisition from cash on hand. The purchase price is subject to adjustment based on the final calculation of net trade receivables and inventory as of the closing date. In accordance with the Asset Purchase Agreement by and among the Company and Schwinn, the purchase price, based on the formula set forth in the Asset Purchase Agreement, should be finalized late in the fourth quarter of 2001.

The foregoing description of the Fitness Division acquisition is not deemed to be complete and is qualified in its entirety by the complete text of the Asset Purchase Agreement by and between the Company and Schwinn, dated September 6, 2001, filed as an Exhibit to the Form 8-K filed on October 4, 2001.







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                               DIRECT FOCUS, INC.
                               INDEX TO FORM 8-K/A

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a) Financial Statements of Business Acquired

            See Exhibits 99.1 to 99.7 of this current report

            (b) Pro Forma Financial Information

            See Exhibit 99.8 of this current report

            (c) Exhibits

            The following exhibits are filed herewith and this list constitutes the exhibit index

     Exhibit No.                Description
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       99.1        Independent Auditor's Report

       99.2 Combined Statement of Assets Acquired and Liabilities Assumed at December 31, 2000 and 1999

       99.3 Combined Statements of Sales, Cost of Sales and Direct Expenses for the Years Ended December 31, 2000 and 1999

       99.4 Notes to Combined Financial Statements for the Years Ended December 31, 2000 and 1999

       99.5 Combined Statement of Assets Acquired and Liabilities Assumed at June 30, 2001 (Unaudited)

       99.6 Combined Statement of Sales, Cost of Sales and Direct Expenses for the Six Months Ended June 30, 2001 (Unaudited)

       99.7 Notes to Combined Financial Statements for the Six Months Ended June 30, 2001 (Unaudited)

       99.8        Unaudited Pro Forma Consolidated Financial Statements

       99.9        Independent Auditors' Consent

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                DIRECT FOCUS, INC.
                                                (Registrant)

November 29, 2001                               By: /s/ Brian R. Cook
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Date                                            Brian R. Cook, Chief Executive
                                                Officer



November 29, 2001                               By: /s/ Rod W. Rice
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Date                                            Rod W. Rice, Chief Financial
                                                Officer, Treasurer and Secretary
                                                (Principal Financial and
                                                Accounting Officer)













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